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                                                                     Exhibit 5.1



                                                                    16 July 1999



Tyco International Ltd.
The Gibbons Building
10 Queen Street
Hamilton HM 11
Bermuda



Dear Sirs

REGISTRATION STATEMENT ON FORM S-3

We have acted as attorneys in Bermuda for Tyco International Ltd., a Bermuda limited liability company ("Tyco"), in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3, File No. 333-], (the "Registration Statement"), with respect to 4,719,201 of the Company's common shares, US$0.20 par value per share (the "Shares"), issuable to the selling shareholders named in the Registration Statement (the "Selling Shareholders") upon the exercise of certain stock options, under the Securities Act of 1933, as amended, of the United States.

For the purposes of this opinion we have examined and relied upon the documents listed which, in some cases, are also defined in the Schedule to this opinion, (the "Documents").


ASSUMPTIONS

We have assumed:

(i) that there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which would have a material effect on any of the opinions herein expressed;

(ii) that all representations and factual statements appearing in the Registration Statement are true, accurate and complete in all material respects;

(iii) the genuineness of all signatures on the Documents;

(iv) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents, of all documents produced to us as certified, conformed, notarised or photostatic copies;

(v) that the information disclosed by our Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches;

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(vi) that the Signature Pages evidence the approval of all of the Directors of
Tyco of all matters relating to Tyco set out in the Registration Statement including, without limiting the generality of the foregoing, the issue of the Shares to the Selling Shareholders;

(vii) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part and accurately record the resolutions passed by the Board of Directors or Shareholders of Tyco at a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout; and

(viii) that the Shares are or were issued pursuant to the terms of the Tyco International Ltd. Long Term Incentive Plan (the "Plan").

OPINION

Based on and subject to the foregoing, subject to the reservations set out below, and to any matters not disclosed to us, we are of the opinion that:

(1) Tyco has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Shares.

(2) When duly issued pursuant to the Resolutions and the Plan all necessary action required to be taken by Tyco pursuant to Bermuda law will have been taken by or on behalf of Tyco and all the necessary authorisations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue by Tyco of the Shares.

(3) When duly issued pursuant to the Resolutions and the Plan and in the circumstances referred to or summarised under the caption "Selling Shareholders" in the Registration Statement the Shares will be (or, to the extent heretofore issued, are) validly issued, fully paid and non-assessable shares in the capital of Tyco.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Securities.

RESERVATIONS

We have the following reservations:-

(a) We express no opinion as to any other law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to

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         Bermuda law as applied by the Courts of Bermuda as at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of Tyco after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, Tyco.

DISCLOSURE

This opinion is addressed to you in connection with the registration of the Shares with the Securities and Exchange Commission solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the caption "Legal Matters " in the Prospectus included as part of the Registration Statement.

This opinion is to be governed by and construed in accordance with the laws of Bermuda.

Yours faithfully

/s/ Appleby Spurling & Kempe

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                                   SCHEDULE


(1) The Minutes of the Special General Meeting of the Shareholders of Tyco held 2nd July, 1997, and the Written Resolutions of the Board of Directors of Tyco dated 2nd July, 1997(the"Resolutions").

(2) Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of Tyco (collectively referred to as the "Constitutional Documents").

(3)  A copy of the Registration Statement.

(4) A copy of the pages of the Registration Statement as initially filed signed by all of the Directors of Tyco (the "Signature Pages").

(5) A copy of the permission dated 20 April, 1998 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of Tyco Common Shares.

(6) The entries and filings shown in respect of Tyco on the file of Tyco maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, and the entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches done on 16th July, 1999 (collectively referred to as the "Searches").

(7)  The Long Term Incentive Plan of the Company.